                                                             EXHIBIT 11a

                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE


                                             Three Months Ended September 30,
                                                    1997           1996
Primary:

Income (loss) from continuing operations .    $   2,323,000     $(11,236,000)
Income from discontinued operations. . . .          241,000          119,000

Net income (loss). . . . . . . . . . . . .    $   2,564,000     $(11,117,000)

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . .        6,898,000        6,606,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . .          128,000              ---
                                                  7,026,000        6,606,000

Earnings (loss) per common and common
  equivalent share:
  Continuing operations. . . . . . . . . .    $         .33     $      (1.70)
  Discontinued operations. . . . . . . . .              .03              .02
                                              $         .36     $      (1.68)
Assuming full dilution:

Income (loss) from continuing operations .    $   2,323,000     $(11,236,000)
  Add net interest income earnings on
    investments, net of tax. . . . . . . .           13,000              ---
Adjusted net income (loss) from
  continuing operations. . . . . . . . . .        2,336,000      (11,236,000)
Income from discontinued operations. . . .          241,000          119,000

Net income (loss). . . . . . . . . . . . .    $   2,577,000     $(11,117,000)

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . .        6,898,000        6,606,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . .          183,000              ---
                                                  7,081,000        6,606,000

Earnings (loss) per share assuming full
  dilution:
  Continuing operations. . . . . . . . . .    $         .33     $      (1.70)
  Discontinued operations. . . . . . . . .              .03              .02
                                              $         .36     $      (1.68)

                                                               EXHIBIT 11b


                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE

                                              Nine Months Ended September 30,
                                                    1997             1996
Primary:

Income (loss) from continuing operations .    $   6,955,000     $ (7,151,000)
Income (loss) from discontinued
  operations . . . . . . . . . . . . . . .         (540,000)       3,135,000

Net income (loss). . . . . . . . . . . . .    $   6,415,000     $ (4,016,000)

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . .        7,001,000        6,513,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . .          140,000              ---
                                                  7,141,000        6,513,000

Earnings (loss) per common and common
  equivalent share:
  Continuing operations. . . . . . . . . .    $         .97     $      (1.10)
  Discontinued operations. . . . . . . . .             (.07)             .48
                                              $         .90     $       (.62)

Assuming full dilution:

Income from continuing operations. . . . .    $   6,955,000     $ (7,151,000)
  Add net interest income earnings on
    investments, net of tax. . . . . . . .           20,000              ---
Adjusted net income (loss) from
  continuing operations. . . . . . . . . .        6,975,000       (7,151,000)
Income (loss) from discontinued
  operations . . . . . . . . . . . . . . .         (540,000)       3,135,000

Net income (loss). . . . . . . . . . . . .    $   6,435,000     $ (4,016,000)

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . .        7,001,000        6,513,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . .          183,000              ---
                                                  7,184,000        6,513,000
Earnings (loss) per share assuming full
 dilution:
  Continuing operations. . . . . . . . . .    $         .97     $      (1.10)
  Discontinued operations. . . . . . . . .             (.07)             .48
                                              $         .90     $       (.62)